Exhibit 10.05

Execution Version

TRANSITION SERVICES AGREEMENT

Transition Agreement

1.	Parties

This Transition Services Agreement (“Agreement”) is entered into as of April 1, 2026 (the “Effective Date”), by and between Adapti, Inc. (“Company”) and Kirk Lee Noles (“Consultant”). This Agreement is entered into in connection with the purchase of substantially all of Levelution Sports Agency, LLC’s assets by Adapti, Inc. (the “Transaction”).

2.	Role and Position

Following completion of the Transaction, Consultant will provide 1099 consulting services, as defined herein, and shall assist with the strategic transition and integration of the assets sold and transferred in the Transaction.

3.	Transition Period

The term of this Agreement shall be six (6) months beginning on the closing date of the Transaction unless terminated earlier pursuant to the terms of this Agreement (“Term”).

4.	Scope of Services

During the Term, Consultant shall provide transition and advisory support as reasonably requested by the Company, including but not limited to:

● Guidance regarding integration of the assets acquired in the Transaction.

● Strategic guidance regarding NIL representation and market positioning

● Integration support regarding Transaction acquired assets and Company, Ballengee Group, MatchPoint, and other affiliated entities

● Transition and maintenance of key relationships with athletes, families, collectives, universities, and brand partners

● Advisory support related to athlete recruitment, brand partnerships, licensing relationships, and media strategy

5.	Time Commitment

Consultant agrees to dedicate up to ten (10) hours per week to fulfilling responsibilities under this Agreement unless otherwise mutually agreed by the parties in writing.

6.	Compensation

In consideration for the services provided under this Agreement, Consultant’s compensation shall be satisfied through equity ownership and participation in Adapti, Inc. as outlined in the Transaction documents. No additional salary or consulting fees shall be required during the Term unless otherwise mutually agreed in writing.

7.	Independent Business Activities

Except as limited by the Transaction documents, Consultant may continue to engage in other business activities and ventures provided such activities do not materially conflict with the interests of Company during the Term.

8.	Confidentiality

Consultant agrees to maintain the confidentiality of all proprietary information, trade secrets, business strategies, client data, and other confidential information belonging to Company, or its affiliated entities. This obligation shall survive termination of this Agreement.

9.	Cooperation

Consultant agrees to cooperate in good faith with the leadership teams of Company and affiliated organizations to ensure a smooth transition and continued growth of the combined platform.

10.	Termination

This Agreement may be terminated at any time by:

●	Mutual written agreement of the parties
●	Either party providing thirty (30) days written notice
●	Immediate termination in the event of a material breach of this Agreement

11.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

12.	Founder Recognition

The Company acknowledges that Consultant is the Founder of Levelution Sports Agency, LLC and that his leadership and efforts were instrumental in the creation and growth of the organization. The Company agrees that Consultant shall continue to be publicly recognized as a founder in reasonable company materials, press releases, investor communications, marketing materials, and public-facing content where founders are referenced.

13.	Founder Protection Provision

(a) Leadership Changes — In the event of a material restructuring of the Company or a change in executive leadership that materially impacts Consultant’s role, the Company agrees to provide reasonable notice and engage in good faith discussions regarding Consultant’s continued role.

(b) Change of Control — If Company is subject to a sale, merger, acquisition, or other change-of-control transaction, Consultant shall retain all rights to equity ownership, founder recognition, and vested interests associated with the Transaction. Consultant shall also be afforded the opportunity to participate in advisory or transitional roles in connection with any future change-of-control transaction.

14.	Founder Legacy Clause

The Company acknowledges the foundational role played by Consultant in the creation, development, and growth of Levelution Sports Agency, LLC. The parties agree that the historical narrative and founding story of Levelution Sports Agency, LLC shall continue to recognize Kirk Lee Noles as the Founder in appropriate company materials, historical records, public communications, and investor materials referencing the origin of the company. This recognition shall remain intact regardless of future restructuring, mergers, acquisitions, or operational changes.

15.	Entire Agreement

This Agreement constitutes the entire understanding between the parties with respect to the subject matter herein and supersedes any prior agreements or understandings relating to transition services.

Company

Adapti, Inc.

By:		Date: April 1, 2026
Name:	Jeff Campbell_____________________________
Title:	Executive Chairman_______________________

Consultant	Date: April 1, 2026

Kirk Noles